EXHIBIT 10.23

Master Receivables Purchase Agreement

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THIS MASTER RECEIVABLES PURCHASE AGREEMENT is made on 4 May 2010.

BETWEEN:

(1)	BASELL SALES & MARKETING COMPANY B.V., a company incorporated in the Netherlands, being a wholly-owned direct subsidiary of the Parent and whose registered office is at Weena 737, 3013 AM Rotterdam, The Netherlands, with registered number 34245062 (BSM in its capacity as a Seller hereunder and in its capacity as a Servicer under the Servicing Agreement);

(2)	LYONDELL CHEMIE NEDERLAND B.V., a company incorporated in the Netherlands, being an indirect wholly-owned subsidiary of the Parent and whose registered office is at Weena 737, 3013 AM Rotterdam, The Netherlands with registered number 24314683 (LCN in its capacity as a Seller hereunder and in its capacity as a Servicer under the Servicing Agreement);

(3)	BASELL POLYOLEFINS COLLECTIONS LIMITED, incorporated in Ireland whose registered office is at 53 Merrion Square, Dublin 2, Ireland, and its permitted successors and assigns (the Master Purchaser);

(4)

CITICORP TRUSTEE COMPANY LIMITED, a company incorporated in England and Wales (registered number 00235914) whose registered office is at 14th Floor, Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB (the Security Trustee); and

(5)	CITIBANK, N.A., LONDON BRANCH a banking association incorporated in New York acting through its London branch at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB (the Funding Agent).

BACKGROUND:

(A) The Sellers wish to sell and the Master Purchaser wishes to purchase all the Receivables originated by the Sellers from time to time by virtue of the Sale of Products to Obligors located in Eligible Countries on the terms and subject to the conditions set out in this Agreement.

(B) The terms and conditions under which such Receivables are sold are set out herein.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Capitalised terms in this Agreement (including the Recitals) shall, except where the context otherwise requires and save where otherwise defined in this Agreement, have the meanings given to them in the Master Definitions and Framework Deed executed by, among others, each of the parties to this Agreement on 28 April 2010 (as the same may be amended, varied or supplemented from time to

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time with the consent of the parties to it) (the Framework Deed) and this Agreement shall be construed in accordance with the principles of construction set out in the Framework Deed.

1.2 In addition, the provisions set out in Clauses 3 (Agreement) to 23 (Trustee Act) of the Framework Deed (the Framework Provisions) shall be expressly and specifically incorporated into this Agreement, as though they were set out in full in this Agreement. In the event of any conflict between the provisions of this Agreement and the Framework Provisions, the provisions of this Agreement shall prevail.

1.3 This Agreement is the Master Receivables Purchase Agreement referred to in the Framework Deed.

2. SALE OF RECEIVABLES

Sale and Purchase

2.1 Subject to the satisfaction of the conditions precedent set out in Schedule 1 (Conditions Precedent) to the Framework Deed and pursuant to Clause 17 (Conditions Precedent) of the Framework Deed, each Seller and the Master Purchaser agree that each Seller hereby sells and assigns and the Master Purchaser hereby agrees to purchase on each Purchase Date during the Securitisation Availability Period, on the terms and conditions set out in this Agreement:

(a)	all Receivables owing to each Seller by an Obligor located in an Eligible Country, which are originated by either Seller (as the case may be) on such Purchase Date;

(b)	all rights, title, benefit and interest in and to such Receivable, including any Value Added Tax;

(c)	all Related Contract Rights with respect to such Receivable; and

(d)	any Related Security with respect to such Receivable.

2.2 Each Seller and the Master Purchaser acknowledge and agree that all rights, title, benefit and interest in and to a Receivable, the Related Contract Rights and the Related Security purchased pursuant to Clause 2.1 shall be transferred and assigned automatically on the date on which such Receivables arise.

Transfer of German law governed Receivables

2.3 BSM represents and warrants that as of the Closing Date the BSM German Transfer Agreement has not been terminated and remains in full force and effect, as amended on or about the date hereof.

2.4 LCN represents and warrants that as of the Closing Date the LCN German Transfer Agreement has not been terminated and remains in full force and effect, as amended on or about the date hereof.

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2.5 The parties hereto acknowledge and agree that the legal transfer of title in respect of the Receivables governed by German law and any Related Contract Rights and Related Security (either governed by German law in relation to rights or located in Germany in relation to movable objects (bewegliche Sachen)) agreed to be sold and assigned by each of BSM and LCN to the Master Purchaser pursuant to Clause 2.1, shall be effected pursuant to the BSM German Transfer Agreement and the LCN German Transfer Agreement, respectively.

True sale

2.6 For the avoidance of doubt, the parties confirm their intention that the assignment of Receivables pursuant to this Agreement shall constitute a true sale of such Receivables, and not a loan or a security arrangement for any obligations of the Sellers. Notwithstanding any other provision of the Transaction Documents, the Master Purchaser shall have full title and interest in and to the Receivables and the Master Purchaser shall be free to further dispose of such Receivables subject to the Encumbrances created and any restrictions it has accepted under the terms of the Master Purchaser Deed of Charge or any other Master Purchaser Security Document.

2.7 Subject to Clause 6.1 and Clause 6.3, in respect of notification to the Obligors, the Sellers and the Master Purchaser agree and acknowledge that the transfer and assignment of all right, title, benefit and interest to the Receivables, the Related Contract Rights and the Related Security pursuant to Clause 2.1 shall be valid and effective against all third parties as from the transfer and assignment of the Receivables in accordance with Clauses 2.1 and 2.2.

3. DETERMINATION, PAYMENT OF THE PURCHASE PRICE AND OTHER PAYMENTS

3.1 The Purchase Price in respect of each Purchased Receivable consists of the Initial Purchase Price and the Deferred Purchase Price for such Purchased Receivable, as determined in accordance with this Clause 3.

3.2 The Master Purchaser and the Sellers agree that the Purchase Price shall be calculated in respect of each Purchased Receivable by the Servicers. In respect of the Purchased Receivables purchased during any Determination Period, each Seller shall procure that on the Reporting Date immediately preceding the Settlement Date which relates to such Determination Period, the aggregate Outstanding Balances of all the Purchased Receivables purchased from that Seller during that period shall be identified in the relevant Servicer’s Determination Report together with the aggregate Initial Purchase Price for those Purchased Receivables and any Deferred Purchase Price payable on the immediately succeeding Settlement Date.

3.3 The Sellers and the Master Purchaser further acknowledge and agree that:

(a)

prior to a Cash Control Event (or following the cure of a Cash Control Event), no payment of Initial Purchase Price or Advance Purchase Price shall be made by the Master Purchaser on any day to the extent that it would result in the aggregate amount then standing to the credit of the Daily Sweep Receivables Purchaser Transaction Accounts being less than the aggregate of the amounts

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that are estimated by the Funding Agent to be payable by the Master Purchaser on the following Settlement Date at items (a) to (c) of the EUR Pre-Enforcement Priority of Payments and at items (a) to (c) of the US$ Pre-Enforcement Priority of Payments (the EUR PoP Reserve Amounts and the US$ PoP Reserve Amounts, respectively); and

(b)	the Master Purchaser will only be obliged to make payment on any date for Receivables purchased under this Agreement to the extent that on such date:

(i)	there shall be sufficient funds, denominated in the same currency as such Receivables, standing to the credit of the Master Purchaser Accounts and available for such purpose in accordance with this Agreement, the Servicing Agreement, the Master Purchaser Deed of Charge and the Intercreditor and Indemnity Deed; or

(ii)	there is Advance Purchase Price which has been paid to the relevant Seller which is available to be applied towards payment of Initial Purchase Price in accordance with Clause 3.8; or

(iii)	if that date is a Settlement Date, to the extent that a drawing can be made:

(A)	under the EUR Subordinated VLN Facility (in respect of a payment for EUR Receivables) or the US$ Subordinated VLN Facility (in respect of a payment for US$ Receivables); or

(B)	under the Variable Funding Facilities,

in each case subject to and in accordance with the terms and conditions of the relevant facilities.

Initial Purchase Price

3.4 The Initial Purchase Price in respect of a Purchased Receivable purchased pursuant to Clause 2.1 shall be due and payable by the Master Purchaser to the Relevant Seller:

(a)	prior to a Cash Control Event (other than the event specified in paragraph (c) of that definition) or following the cure of a Cash Control Event, in accordance with Clause 3.3 and Clauses 3.5 to 3.9; or

(b)	following a Cash Control Event (other than the event specified in paragraph (c) of that definition) which has occurred and is continuing but prior to the Programme Termination Date, on the next Settlement Date after the Purchase Date for such Purchased Receivable subject to Clause 3.3(b) and in accordance with the applicable Master Purchaser Priority of Payment.

3.5 The Master Purchaser and each Seller agree that for the purposes of Clauses 3.3(b) and 3.4(a), the Initial Purchase Price in respect of Purchased Receivables shall be due and payable by the Master Purchaser to the Relevant Seller:

(a)	on the Purchase Date of such Purchased Receivables, to the extent of Collections received into the Master Purchaser Accounts on that Purchase Date and available for such purpose in accordance with Clause 3.3(a);

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(b)	to the extent that those Collections are not sufficient for such purpose:

(i)	on that immediately following Business Day by application of any Advance Purchase Price available for the purpose in accordance with Clause 3.8, to the extent of that amount; or

(ii)	on the immediately following Business Day, by application of amounts standing to the credit of the relevant Daily Sweep Receivables Purchaser Transaction Account and available for the purpose in accordance with Clause 3.3(b) and Clause 3.6(b)(i), to the extent of that amount (unless such Business Day is a Settlement Date, in which case the Initial Purchase Price shall only be payable under this Clause 3.5(b)(ii) in accordance with the relevant Master Purchaser Priority of Payment); and

(c)	to the extent that any Initial Purchase Price does or would remain unpaid following any payments made under Clause 3.5(a) or (b), on each subsequent date on which amounts are standing to the credit of the Master Purchaser Accounts and available for the purpose in accordance with Clause 3.3 and Clauses 3.6(b)(i) and 3.8.

Payment of Daily Shortfall Amounts and Daily Excess Amounts whilst Downgrade Event outstanding

3.6 For so long as a Downgrade Event is outstanding, if on any day (other than a Settlement Date):

(a)	there is a Daily Shortfall Amount, the Sellers shall pay to the Master Purchaser by transfer to the Daily Sweep Receivables Purchaser Transaction Account an amount equal to that Daily Shortfall Amount and such payment shall be by 2 p.m. (London time) available to be applied towards payments of Initial Purchase Price on future dates subject to and in accordance with Clause 3.3, 3.5 and 3.6 and to the extent not so applied, to be applied in accordance with the Master Purchaser Priorities of Payments on the next Settlement Date;

(b)	there is a Daily Excess Amount, the Master Purchaser shall pay to the Sellers by transfer to the Seller Account an amount equal to that Daily Excess Amount and such payment shall be applied (i) first to the payment of any Initial Purchase Price which then remains unpaid and (ii) to the extent that no Initial Purchase Price remains unpaid following such application in payment of Advance Purchase Price to the Sellers. Any such payment of Advance Purchase Price shall be deemed to be made to the Sellers on the terms and subject to the conditions set out in Clauses 3.8 and 3.9 of this Agreement.

3.7 In respect of any payment of Initial Purchase Price to be made pursuant to Clause 3.5 and 3.6, the Master Purchaser shall procure that the Servicers debit the

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relevant Master Purchaser Accounts and credit in favour of the Sellers the relevant Seller Account, subject to and in accordance with Clauses 4.4 and 4.5 (Transfers between Master Purchaser Accounts – prior to a Cash Control Event) of the Servicing Agreement.

Advance Purchase Price

3.8 Subject to the provisions of Clause 3.3 and 3.6 above, the Sellers and the Master Purchaser agree that, prior to the Programme Termination Date and so long as a Cash Control Event has not occurred, or if it has occurred, is not continuing, to the extent that the aggregate Collections on any date exceed the aggregate amount of the Initial Purchase Price of Receivables purchased on such date or in the circumstances described in Clause 3.6(b)(ii), an amount equal to such excess Collections, or as applicable, the amount specified in Clause 3.6(b)(ii) shall be paid to each Seller by way of advance payment made by the Master Purchaser to each Seller on account of the Initial Purchase Price that will or may become payable by the Master Purchaser to each Seller for purchases of Receivables on subsequent Purchase Dates (the Advance Purchase Price). Any Advance Purchase Price paid to a Seller shall, to the extent that such Advance Purchase Price has not been repaid by the Seller to the Master Purchaser, be applied towards the Initial Purchase Price payable to such Seller in respect of Purchased Receivables which arise on subsequent Purchase Dates.

Return of Advance Purchase Price

3.9 Each Seller shall, in respect of any Advance Purchase Price received by it to the extent it has not been applied towards the payment of Initial Purchase Price in accordance with Clauses 3.5 3.5 and 3.8, repay that Advance Purchase Price to the Master Purchaser by transfer to the Daily Sweep Receivables Purchaser Transaction Account:

(a)	if a Downgrade Event is not outstanding, no later than 11 a.m. on the Settlement Date following the Determination Period in which the Advance Purchase Price was paid to the relevant Seller; and

(b)	for so long as a Downgrade Event is outstanding, no later than 2 p.m. on any Business Day and to the extent to which it is required to be repaid in accordance with Clause 3.6(a) and 3.6(b).

Payment of Deferred Purchase Price

3.10 Subject to the provisions of Clause 3.3(b), the Deferred Purchase Price in respect of a Purchased Receivable shall be payable by the Master Purchaser to the Relevant Seller as deferred consideration as follows:

(a)	on each Settlement Date, subject to and in accordance with the relevant Master Purchaser Priority of Payments, the Master Purchaser shall pay to the Relevant Seller as the aggregate Deferred Purchase Price in respect of all Purchased Receivables sold previously hereunder to the Master Purchaser by such Seller an amount equal to the DPP Collections applicable to that Seller collected during the immediately preceding Determination Period; and

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(b)	with effect from the end of the Securitisation Availability Period the payment of any amounts of Deferred Purchase Price which would otherwise be payable to a Seller in accordance with paragraph (a) above shall be deferred to the date when:

(i)	all amounts outstanding under the Variable Funding Agreement and the Notes and any other amounts payable in priority to such Deferred Purchase Price in the applicable Master Purchaser Priority of Payments shall have been paid in full; and

(ii)	no Note Purchaser or Noteholder shall have any commitment under the Variable Funding Agreement or any Note and no Master Purchaser Secured Creditor ranking senior to the Sellers in respect of such Deferred Purchase Price in the applicable Master Purchaser Priority of Payments shall be owed any amount by the Master Purchaser.

No Other Payment for Purchased Receivables

3.11 The Master Purchaser shall not be obliged to pay any sum to a Seller in respect of the Purchase Price of a Purchased Receivable except as provided for in this Clause 3.

Set-offs for Stamp Duty

3.12 The Master Purchaser shall be entitled, (to the extent applicable and if it so elects and in or towards satisfaction of the Relevant Seller’s obligations) to off-set against the Purchase Price or any part of it payable by it any stamp duty or any similar tax or duty on documents or the transfer of title to property arising in the context of this Agreement which has not been paid by the Relevant Seller.

Liens and rescission

3.13 Each Seller agrees that for any unpaid amounts of Purchase Price due on any date, it shall not have and (to the extent it has, it waives) any liens including any unpaid seller’s lien. Each Seller irrevocably waives the right to seek the rescission of this Agreement.

4. REPURCHASE OF CREDIT INSURED RECEIVABLES

4.1 The Master Purchaser shall, if so requested in writing by a Seller at the time of delivery of a Servicer’s Determination Report, on the Settlement Date following delivery of such Servicer’s Determination Report, sell and assign any Purchased Receivable, the Related Contract Rights and the Related Security to the Relevant Seller if that Seller has certified in writing that a Credit Insurer has required the assignment to it of any claims or rights under the Contract to which such Purchased Receivable relates or otherwise relating to such Purchased Receivable in connection with any payment to that Seller by such Credit Insurer in respect of its Credit Insurance Policy provided in relation to such Contract or Purchased Receivable.

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4.2 As consideration for the sale and assignment of any Purchased Receivable pursuant to Clause 4.1, the Relevant Seller shall pay to the Master Purchaser on such Settlement Date by transfer to a Master Purchaser Account an amount equal to the Outstanding Balance of the relevant Purchased Receivable on such Settlement Date and the amount paid by the Relevant Seller pursuant to this Clause 4.2 shall be treated as a Deemed Collection in respect of the relevant Purchased Receivable.

5. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

Representations and Warranties by each Seller on the Closing Date

5.1 On the Closing Date, each Seller represents and warrants to the Master Purchaser, the Security Trustee and the Funding Agent in the terms set out in paragraphs (a) to (e) and (h) of Part A of Schedule 1 hereto with reference to the facts and circumstances then subsisting.

Representations and Warranties by each Seller on the Funding Date

5.2 On the Funding Date, each Seller represents and warrants to the Master Purchaser, the Security Trustee and the Funding Agent in the terms set out in Part A of Schedule 1 hereto with reference to the facts and circumstances then subsisting.

Representations and Warranties by each Seller on each Purchase Date

5.3 On each Purchase Date, each Seller represents and warrants to the Master Purchaser, the Security Trustee and the Funding Agent in the terms set out in Part A of Schedule 1 hereto, and in respect of the Purchased Receivables sold or purported to be sold by it to the Master Purchaser on that Purchase Date, in the terms set out in Part B of Schedule 1 hereto, in each case with reference to the facts and circumstances then subsisting.

General Undertakings of each Seller

5.4 Each Seller undertakes with the Master Purchaser, the Security Trustee and the Funding Agent as follows:

(a)	Compliance with Laws, Etc.:

It will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, all its rights, franchises, qualifications, licences, authorisations and privileges except to the extent that the failure so to comply or the failure so to preserve could not reasonably be expected to result in a Material Adverse Effect.

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(b)	Compliance with Transaction Documents and Solvency Certificate:

(i)	Until such time as all the liabilities of each Seller and the Master Purchaser under the Transaction Documents have been discharged and without prejudice to Clause 5.5, it shall deliver to the Master Purchaser:

(A)	(i) prior to the occurrence of a Termination Event, Potential Termination Event or Cash Control Event, not later than 30 days after every anniversary of the date of this Agreement and (ii) after the occurrence of a Termination Event, Potential Termination Event or Cash Control Event, not later than 30 days after each third Settlement Date, a certificate substantially in the form set out in Schedule 3 from the Authorised Representative of the relevant Seller stating that, to the best of such director’s or directors’ knowledge, the relevant Seller during such period has observed or performed all of its undertakings, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it on or prior to the date of such certificate, and that such director(s) has no knowledge of any Termination Event, Potential Termination Event or Cash Control Event except as specified in such certificate;

(B)	on the third Business Day prior to each Settlement Date a solvency certificate in the form contained in Schedule 2; and

(C)	promptly and from time to time such information, documents, records or reports concerning such Receivables and/or the Obligors (to the extent such Obligors have given their consent to that effect, where required) and such additional financial information in connection therewith as the Master Purchaser may reasonably request.

(ii)	It shall promptly notify the Master Purchaser immediately upon being notified of or becoming aware of the occurrence of any Termination Event, Potential Termination Event or Cash Control Event.

(iii)	It shall use all reasonable endeavours to procure that all information and reports furnished by it or on its behalf under the Transaction Documents are accurate in all material respects.

(c)	Offices, Records, Name and Organisation:

It will keep its principal place of business and chief executive office at the applicable address set out in Schedule 5 hereto or such other address in the Netherlands as may, upon not less than 30 days’ prior written notice, be notified to the Funding Agent, the Security Trustee and the Master Purchaser. It shall procure that records concerning the Purchased Receivables sold or purported to be sold by it are kept at either (i) its principal place of business or (ii) the principal place of business of any sub-agent appointed under Clause 15 (Sub Contracts) of the Servicing Agreement. It will not change its name or its status as a private company with limited liability, unless (i) it shall have provided the Funding Agent and the Master Purchaser with at least 30 days’ prior written notice thereof, and (ii) no later than the effective date of such change, all actions, documents and agreements reasonably requested by the Master Purchaser or the Funding Agent to protect and perfect the Master

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Purchaser’s interest in the Receivables, the Related Security and the other assets of the Seller in which a security interest is granted under the Transaction Documents have been taken and completed. It will also maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Purchased Receivables and Related Contract Rights in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for the collection of all Purchased Receivables sold or purported to be sold by it (including, without limitation, records adequate to permit the daily identification of each Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable).

(d)	Performance and Compliance with Contracts and the Seller Credit and Collection Procedures:

It will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables, and timely and fully comply in all material respects with the relevant Seller Credit and Collection Procedures in regard to each Purchased Receivable and the Related Contract Rights.

(e)	Extension or Amendment of Receivables:

Except as provided in Clause 5.4(d) above or to protect the Master Purchaser’s interest in the Purchased Receivables it will not (and will not permit the Servicer or the Master Purchaser to) extend, amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto, provided that it shall at all times comply with the relevant Seller Credit and Collection Procedures.

(f)	Change in business or Seller Credit and Collection Procedures:

It will not make any change in the character of its business or in the relevant Seller Credit and Collection Procedures that could, in either case, reasonably be expected to result in a Material Adverse Effect.

(g)	Change in Payment Instructions to Obligors:

It will not add or terminate any bank, post office box or bank account as an Account Bank or a Master Purchaser Account, or make any changes to the instructions to Obligors regarding payments to be made to the Master Purchaser or payments to be made to any Master Purchaser Account (which instructions shall be, for the avoidance of doubt, in accordance with Clause 6 hereof), unless (i) the Funding Agent shall have given its prior written consent to such addition, termination or change, and (ii) a security document and/or bank account agreement in form and substance satisfactory to the Funding Agent shall have been entered into in respect of each new bank, post office box or bank account, as the case may be.

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(h)	Deposit to Master Purchaser Accounts:

It will (or will cause the relevant Servicer to) comply with the provisions of Clause 6 below. If it shall receive any Collections otherwise than directly into a Master Purchaser Account, it shall immediately (and in any event within one Business Day) deposit the same to a Master Purchaser Account and any such amount received by a Seller shall be held by such Seller on trust for the Master Purchaser until such time as such amount is paid into a Master Purchaser Account. It will not deposit or otherwise credit, or cause to be deposited or credited, to any Master Purchaser Account, cash or cash proceeds other than Collections. It undertakes not to open any accounts, in its name or otherwise, into which Obligors will be directed to make payments in respect of Purchased Receivables other than the Master Purchaser Accounts.

(i)	Marking of Records:

At its expense, it will maintain in its data processing records and systems a list of Purchased Receivables that have been sold and assigned in accordance with this Agreement.

(j)	Further Assurances:

It agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Funding Agent may reasonably request, to perfect, protect or more fully evidence the interests in the Receivables purchased under this Agreement, or to enable the Master Purchaser or the Funding Agent to exercise and enforce their respective rights and remedies under this Agreement.

(k)	Transaction Documents:

It will not amend, waive or modify any provision of any Transaction Document without the prior written consent of the Funding Agent and the Master Purchaser.

(l)	Nature of Business:

It will not engage in any business other than the Sale of Products and the transactions contemplated in the Transaction Documents.

(m)	Mergers, Etc.:

It will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any person, other than as contemplated by this Agreement without the prior written consent of the Funding Agent.

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(n)	Distribution, Etc.:

It will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its shares, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that it may declare and pay cash dividends to its shareholders so long as (i) no Termination Event or Potential Termination Event shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the corporate law of the state of its incorporation, and (iii) such dividends have been approved by all necessary and appropriate corporate action.

(o)	Debt:

It will not incur any debt:

(i)	from a bank or other financial institution except in the ordinary course of its activities, or

(ii)	from any other member of the LyondellBasell Group where such inter-company debt (x) represents the onloan (directly or indirectly) of debt incurred from a bank or other financial institution which is not (A) Seller Permitted Indebtedness or (B) incurred by a Seller in the ordinary course of business or (C) incurred pursuant to this Agreement, and (y) where the aggregate amount outstanding of all such inter-company debt incurred by LCN and BSM would be, when taking into account the proposed additional debt, in excess of EUR 100 million or the equivalent thereof of any amount in any currency other than EUR at any time at the spot rate of euro exchange of the Funding Agent for the exchange of such currency against the euro at 11 a.m. (London time) on the date of determination, other than any debt incurred pursuant to this Agreement and the Seller Permitted Indebtedness, nor will it create any Encumbrance on its assets other than a Seller Permitted Encumbrance.

(p)	Place of business

Each Seller undertakes that:

(i)	it will:

(A)	maintain its registered office in the jurisdiction of its incorporation; and

(B)	maintain its “centre of main interests” (as that expression is used in Council Regulation (EC) No. 1346/2000 of 29 May 2000 on insolvency proceedings (the Insolvency Regulation)) in the Netherlands; and

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(ii)	it will not maintain an “establishment” (as that expression is used in the Insolvency Regulation) in any jurisdiction other than the Netherlands, Russia, Poland, Hungary, Czech Republic, Romania, Kazakhstan and Slovakia.

Information Undertakings of the Sellers:

5.5 Either LCN or BSM will provide to, or procure that there are provided to, the Funding Agent and the Master Purchaser (in multiple copies, if requested by the Funding Agent or the Master Purchaser) the following:

(a)	as soon as available and in any event within 45 days after the end of each quarter of each fiscal year, management accounts of the Parent and each Seller as of the end of such quarter certified by the chief financial officer of the Parent and each Seller respectively;

(b)	as soon as available and in any event within 120 days after the end of each fiscal year of the LyondellBasell Group, a copy of the consolidated annual report for such year for the LyondellBasell Group, containing financial statements for such year audited by independent public accountants of recognised national standing;

(c)	at the time of the delivery of the financial statements provided for in paragraph (b) of this Clause 5.5, a certificate of the chief financial officer or the treasurer of each Seller to the effect that, to the best of such officer’s knowledge, no Termination Event has occurred and is continuing or, if any Termination Event has occurred and is continuing, specifying the nature and extent thereof;

(d)	as soon as possible and in any event within five days after the occurrence of each Termination Event or Potential Termination Event, a statement of the chief financial officer of the relevant Seller setting forth details of such Termination Event or Potential Termination Event and the action that such Seller has taken and proposes to take with respect thereto;

(e)	at least 30 days prior to any change in the name or jurisdiction of organisation of a Seller, a notice setting forth the new name or jurisdiction of organisation and the effective date thereof;

(f)	so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that a Seller has stopped selling pursuant to this Agreement, all newly arising Receivables;

(g)	promptly provide to the Funding Agent and the Master Purchaser a copy of any auditors’ report delivered in relation to any Seller, whether in connection with a semi-annual or annual audit or otherwise;

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(h)	promptly provide to the Funding Agent and the Master Purchaser details of any court proceedings to which any Seller is a party or of any events or proceedings of which any Seller is aware which may result in any Seller becoming subject to proceedings before the courts of any jurisdiction in respect of which, if such proceedings were to be determined against the relevant Seller, the liability of the relevant Seller in respect of which proceedings would in aggregate exceed EUR 25,000,000; and

(i)	promptly notify the Funding Agent and the Master Purchaser of the occurrence of any event specified in paragraphs (p), (q) or (r) of Schedule 2 (Termination Events) to the Framework Deed in relation to the Parent.

Covenant of the Sellers; Reviews

5.6 Until the latest of the Programme Termination Date or the date on which no Receivable shall be outstanding or the date all other amounts owed by the Sellers hereunder to the Master Purchaser or the Funding Agent are paid in full:

(a)	each Seller will, at its expense, from time to time, upon prior written notice, during regular business hours as requested by the Funding Agent, permit the Funding Agent, or its agents or representatives:

(i)	to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller, as the case may be, relating to Purchased Receivables and the Related Security, including, without limitation, the Contracts, and

(ii)	to visit the offices and properties of such Seller, for the purpose of examining such materials described in paragraph (i) above, and to discuss matters relating to Purchased Receivables and the Related Security or such Seller’s performance under the Transaction Documents or under the Contracts with any of the officers or employees of such Seller having knowledge of such matters,

(b)

the Funding Agent may appoint independent public accountants or other persons acceptable to the Funding Agent to carry out a Review and to prepare and deliver to the Funding Agent and the Master Purchaser a written report with respect to the Receivables and the Seller Credit and Collection Procedures (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Funding Agent (acting on the instruction, and with the prior written consent of the Note Purchasers). The expense of four periodic Reviews in each calendar year shall be borne by the Sellers; provided, however, that after the occurrence and during the continuance of an event which, but for notice or lapse of time or both, would constitute a Servicer Default, or after the occurrence and during the continuance of a Potential Termination Event or a Termination Event, or if there shall occur a material change in Seller Credit and Collection Procedures or in a Servicer’s reporting systems relating to the Receivables or used in the preparation of the Servicer Reports, or data in any Servicer Report is incorrect

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or any Seller has difficulty providing the data to the Servicers or following an audit report indicating an audit deficiency, the expense of any additional audits, examinations, reports and visits as the Funding Agent shall deem necessary under the circumstances shall be borne by the Sellers.

Representations and Warranties by the Master Purchaser on the Closing Date and on the Funding Date

5.7 The Master Purchaser hereby represents and warrants to each of the Sellers and the Funding Agent on the Closing Date and on the Funding Date as follows:

(a)	Status: it is duly incorporated with limited liability and validly existing under the laws of Ireland;

(b)	Powers and Authorisations: the documents which contain or establish its constitution include provisions which give power, and all necessary corporate authority has been obtained and action taken, for it to own its assets, carry on its business and operations as they are now being conducted and to sign and deliver, and perform the transactions contemplated in, the Transaction Documents to which it is a party;

(c)	Legal Validity: its obligations under the Transaction Documents constitute, or when executed by it will constitute, its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors’ rights generally;

(d)	Ordinary course of business: the Master Purchaser represents and warrants that each remittance in respect of the Purchased Receivables by any of the Sellers to the Master Purchaser under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Master Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and the Master Purchaser;

(e)	Non-Violation: the execution, signing and delivery of the Transaction Documents to which it is a party and the performance of any of the transactions contemplated in any of them:

(i)	do not and will not contravene or breach or constitute a default under or conflict or be inconsistent with or cause to be exceeded any limitation on it or the powers of its directors imposed by or contained in:

(A)	any law, statute, decree, rule, regulation or licence to which it or any of its assets or revenues is subject or of any order, judgment, injunction, decree, resolution, determination or award of any court or any judicial, administrative, or governmental authority or organisation which applies to it or any of its assets or revenues; or

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(B)	any document which contains or establishes its constitution; and

(ii)	as of the Funding Date, do not and will not contravene or breach or constitute a default under or conflict or be inconsistent with or cause to be exceeded any limitation on it or the powers of its directors imposed by or contained in any agreement, indenture, mortgage, deed of trust, bond, or any other document, instrument or obligation to which it is a party or by which any of its assets or revenues is bound or affected;

(f)	Consents: no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is required to ensure the creation, validity, legality, enforceability or priority of its liabilities and obligations or of the rights of the Sellers against it under the Transaction Documents save for (i) the delivery of the particulars of the security created pursuant to the Master Purchaser Security Documents in the prescribed form to the Registrar of Companies in Ireland within 21 days of the creation of such security in accordance with section 99 of the Companies Act, 1963 (as amended) of Ireland and (ii) the delivery of the particulars of such security to the Revenue Commissioners in Ireland in accordance with section 1001 of the Taxes Consolidation Act, 1997 (as amended) of Ireland; and

(g)	Solvency: it is solvent and able and expects to be able to pay its debts as they fall due.

6. PROTECTION OF INTERESTS AND NOTIFICATIONS TO OBLIGORS

6.1 BSM undertakes that it shall:

(a)	subject to Clause 6.2, include in all Invoices issued by it in respect of Purchased Receivables the following wording (or a translation of such wording, approved by the Funding Agent, in a language appropriate to the relevant Obligor):

“Notice is hereby given that the receivable owed by you in respect of the amounts set out in this invoice has been sold and assigned by Basell Sales & Marketing Company B.V. to Basell Polyolefins Collections Limited (a company incorporated in Ireland with registered number 405558 whose registered office is at 53 Merrion Square, Dublin 2, Ireland) in accordance with, and subject to, the terms of a master receivables purchase agreement dated 4 May 2010 (as amended); and

(b)	instruct all Obligors to pay amounts in respect of BSM Purchased Receivables directly into a Master Purchaser Account.

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6.2 For the purposes of Clause 6.1(a), BSM shall include such wording on all Invoices issued by it or on its behalf in respect of Purchased Receivables as follows:

(a)	from the Closing Date, it shall include on all Invoices the wording from the beginning of the first line up to but excluding the words ‘4 May 2010 (as amended)’ on the seventh line of the paragraph and in its place the Invoice shall include instead the words ‘29 June 2006’ ; and

(b)	as soon as reasonably practicable after the Closing Date and in any event within fifteen Business Days of the Closing Date, it shall include on all Invoices, in its entirety, the paragraph provided for in Clause 6.1(a).

6.3 LCN undertakes that it shall:

(a)	include in all Invoices issued by it thereafter in respect of Purchased Receivables the following wording (or a translation of such wording, approved by the Funding Agent, in a language appropriate to the relevant Obligor):

“Notice is hereby given that the receivable owed by you in respect of the amounts set out in this invoice has been sold and assigned by Lyondell Chemie Nederland B.V. to Basell Polyolefins Collections Limited (a company incorporated in Ireland with registered number 405558 whose registered office is at 53 Merrion Square, Dublin 2, Ireland) in accordance with, and subject to, the terms of a master receivables purchase agreement dated 4 May 2010 (as amended) and that Basell Polyolefins Collections Limited has assigned such receivable by way of security to Citicorp Trustee Company Limited (a company incorporated in England and Wales with registered number 00235914 whose registered office is at 14th Floor, Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB) in accordance with and subject to the terms of a deed of charge dated 4 May 2010 (as amended, restated and supplemented from time to time) or a German assignment agreement dated 28 April 2010 (in the case of a receivable governed by German law)”; and

(b)	instruct all Obligors to pay amounts in respect of LCN Purchased Receivables directly into a Master Purchaser Account.

6.4 For the purposes of Clause 6.3(a), LCN shall include such wording on all Invoices issued by it or on its behalf in respect of Purchased Receivables as follows:

(a)	from the Closing Date, it shall include on all Invoices the wording in Clause 6.3(a) except:

(i)	for the words ‘28 April 2010’ wherever such words appear and in its place the Invoice shall include instead the words ‘8 July 2009’; and

(ii)	for the words ‘4 May 2010’ wherever such words appear and in its place the Invoice shall include instead the words ‘29 June 2006’;

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(b)	as soon as reasonably practicable after the Closing Date and in any event within fifteen Business Days of the Closing Date, it shall include on all Invoices, in its entirety, the paragraph provided for in Clause 6.3(a)

6.5 BSM will on or before the Closing Date execute a power of attorney substantially in the form set out in Part A of Schedule 4 (the BSM Master Purchaser Receivables Power of Attorney) and deliver the same to the order of the Master Purchaser on such date.

6.6 LCN will on or before the Closing Date execute a power of attorney substantially in the form set out in Part B of Schedule 4 (the LCN Master Purchaser Receivables Power of Attorney), and together with the BSM Master Purchaser Receivables Power of Attorney, the Master Purchaser Receivables Powers of Attorney and each a Master Purchaser Receivables Power of Attorney) and deliver the same to the order of the Master Purchaser on such date.

6.7 Each Seller hereby agrees and acknowledges that, if at any time the Funding Agent determines, in its discretion, that such actions would be necessary or desirable for the protection of the interests of the Master Purchaser, the Note Purchasers and/or the Noteholders, or is so directed by the Note Purchasers under the Intercreditor and Indemnity Deed, the Funding Agent and the Master Purchaser shall each be entitled to, and the Master Purchaser (if so instructed by the Funding Agent) shall take such action as it reasonably considers to be necessary in order to, recover any amount outstanding in respect of Purchased Receivables or to improve, protect, preserve or enforce the Master Purchaser’s rights against the Obligors in respect of Purchased Receivables.

6.8 Each Seller undertakes that if, following the notification to an Obligor of the sale and assignment of Purchased Receivables owed by such Obligor, such Obligor contacts the Seller, the Seller shall confirm to the Obligor the sale and assignment of the relevant Purchased Receivable, that the Master Purchaser is entitled to all amounts owed in respect of the Purchased Receivable and that the Obligor should comply with any payment instructions received from the Master Purchaser, the Funding Agent or any Alternate Collection Agent.

7. TERMINATION

Termination Event – no further obligation to purchase

7.1 If any Termination Event shall occur and be continuing, the Master Purchaser may in its discretion, and the Funding Agent shall if so directed by Note Purchasers, deliver a Termination Event Notice to each of the Sellers, the Parent and the Servicers. Upon delivery of such Termination Event Notice, the Master Purchaser shall have no further obligation to purchase any further Receivables from the Sellers. For the avoidance of doubt, upon the date of delivery of a Termination Event Notice, the Programme Termination Date shall have occurred and on such date the Master Purchaser shall have no further obligation to purchase any further Receivables from the Sellers.

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Termination Event – Set off

7.2 Following the occurrence of a Termination Event due to any insolvency event affecting a Seller, each of the Master Purchaser, the Funding Agent and the Security Trustee shall be entitled without notice (but shall not be obliged) to set off any obligation which is due and payable by that Seller and unpaid against any obligation (whether or not matured) owed under any Transaction Document by the Master Purchaser or the Funding Agent (as the case may be) to that Seller regardless of the place of payment or currency of either obligation.

Termination by a Seller – merger

7.3 A Seller may terminate its agreement to sell Receivables to the Master Purchaser at any time by giving five Business Days’ notice in writing to the Master Purchaser and the Funding Agent provided that either:

(a)	the business of such Seller is merged or amalgamated with the other Seller; or

(b)	the other Seller, acting jointly with such Seller, terminates its agreement to sell receivables by also giving five Business Days’ notice in writing to the Master Purchaser and the Funding Agent.

Continuing Effect

7.4 The termination by a Seller of its agreement to sell Receivables to the Master Purchaser pursuant to Clause 7.3 above shall not affect any rights or obligations of the parties in relation to any Receivables purchased prior to such termination and the provisions of this Agreement shall continue to bind the parties to the extent and for so far and so long as may be necessary to give effect to such rights and obligations. The covenants, obligations and undertakings contained in this Agreement and the rights and remedies in this Agreement in respect of any representation, warranty or statement made under or in connection with this Agreement and the indemnification and other payment obligations in this Agreement shall continue and remain in full force and effect notwithstanding the termination of this Agreement.

8. REMEDIES FOR BREACH OF WARRANTY

Non-Conforming Receivables

8.1 If any representation or warranty set out in Part A of Schedule 1 insofar as it relates to the assignability, collectability, validity or enforceability of a Purchased Receivable or if any representation or warranty set out in Part B of Schedule 1 in respect of a Purchased Receivable proves to have been incorrect on the relevant Purchase Date and remains incorrect, or if the relevant Purchased Receivable has never existed (each affected Purchased Receivable being a Non-Conforming Receivable) the Relevant Seller, in respect of each Non-Conforming Receivable, shall treat the amount equal to the Outstanding Balance of the relevant Non-Conforming Receivable as a Deemed Collection and the Relevant Seller shall pay to the relevant Master Purchaser Account an amount equal to the Outstanding Balance of the relevant Non-Conforming Receivable on the next Settlement Date. Notwithstanding

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the fact that the Deemed Collection shall be paid by the Relevant Seller on the next Settlement Date, for all other purposes including, without limitation, the calculation of the Daily Asset Base, the Deemed Collection shall be deemed to have been received as of the day such Non-Conforming Receivable arises. To the extent that a Seller has made a payment to the Master Purchaser in respect of a Non-Conforming Receivable in accordance with this Clause 8.1 and an actual Collection is subsequently received by the Master Purchaser in respect of such Non-Conforming Receivable, the Master Purchaser will pay to that Seller on the immediately succeeding Settlement Date, in accordance with the applicable Master Purchaser Priority of Payments and by way of refund of the payment made by the Seller pursuant to this Clause 8.1, an amount equal to the Collection so received in respect of such Non-Conforming Receivable.

Dilutions

8.2 If a Dilution occurs in respect of any Purchased Receivable, the Relevant Seller shall be deemed to have received a collection in an amount equal to each such Dilution and on the next Settlement Date shall pay to the relevant Master Purchaser Account an amount equal to such Dilution and the amount paid by the Relevant Seller pursuant to this Clause 8.2 shall be treated as a Deemed Collection in respect of the relevant Purchased Receivable. Notwithstanding the fact that the Relevant Seller shall make payment in respect of the Dilution on the next Settlement Date, for all other purposes including, without limitation, the calculation of the Daily Asset Base, the Dilution shall be deemed to have occurred as of the day such Dilution arises.

Means of remedying breach

8.3 For the avoidance of doubt, the payment by a Seller in full of the amount due in respect of any Purchased Receivable under Clause 8.1 or Clause 8.2 on the date on which it is due will remedy any breach or default by such Seller in respect of that Receivable or the relevant part thereof and the Master Purchaser and the Funding Agent shall not have any other right or remedy in respect of such breach or default.

Recoupment of Value Added Tax

8.4 For the purpose of ensuring recoupment of any value added tax forming part of a Purchased Receivable:

(a)	all or part of which remains unpaid after the statutory period for purposes of claiming bad debt relief has elapsed; or

(b)	the Outstanding Balance of which is, or would be, reduced, adjusted or cancelled by the Relevant Seller,

the Relevant Seller will use its reasonable endeavours to recover such value added tax to the extent that the Relevant Seller is legally entitled to claim a repayment of such value added tax (or the appropriate part thereof) from the appropriate tax authorities, and shall, upon receipt of any amount in respect of such value added tax, to the extent that the Master Purchaser has not already been fully compensated for the non-receipt of such part of the Purchased Receivable as is equal to the valued added tax charged

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thereon, promptly remit the net amount not so compensated to the Master Purchaser and any such net amount will be paid into a Master Purchaser Account and treated as a Collection. The Relevant Seller will make such accounting write-offs and transfers and raise such credit notes as may be necessary or desirable for this purpose, and take all such other steps as may be reasonably requested by the Master Purchaser provided that the Relevant Seller shall not be required to take any steps which it reasonably considers will unduly prejudice its tax affairs. At the request of the Relevant Seller and whether or not any amounts are payable to the Master Purchaser under this Clause 8.4, the Master Purchaser may, or at such time as the Master Purchaser is fully compensated, will, reassign or re-transfer such Purchased Receivable to the Relevant Seller, who will accept such re-assignment or re-transfer of any such Purchased Receivable (for a nil or nominal consideration), solely for the purpose of facilitating recoupment of such value added tax.

9. PROTECTION OF MASTER PURCHASER, FURTHER ASSURANCE

Non Petition Undertaking

9.1 Notwithstanding any other provision of this Agreement, or the winding up of the Master Purchaser, no Seller will take any corporate action or other steps or legal proceedings for the winding up, dissolution or reorganisation or examination or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, examiner, sequestrator or similar officer of the Master Purchaser or of any or all of the revenues and assets of the Master Purchaser nor participate in any ex parte proceedings nor seek to enforce any judgment against the Master Purchaser.

Further Assurance

9.2 Each Seller agrees that from time to time it will, at its own cost, promptly execute and deliver all instruments and documents, and take all further action as the Master Purchaser or the Funding Agent may reasonably request in order to perfect, protect or more fully evidence the Master Purchaser’s interest in the Purchased Receivables and any proceeds thereof.

Enforcement

9.3 Each Seller hereby irrevocably consents to the Master Purchaser (or the Funding Agent on its behalf) or the Security Trustee at any time after the occurrence of a Termination Event, for its own benefit commencing proceedings in the name of such Seller in respect of any of the Purchased Receivables.

Currency Indemnity

9.4 If any payment under this Agreement is made or fails to be satisfied in a currency (the payment currency) other than the currency in which such payment is expressed to be due (the contractual currency) then the Seller making such payment as a separate and independent obligation shall indemnify and hold harmless (on an after-Tax basis) the Master Purchaser to the extent that the amount of the payment actually received by the Master Purchaser when converted into the contractual currency by the Master Purchaser purchasing the contractual currency (with the sum received) falls short of the amount expressed to be due.

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Payment to the Seller Accounts

9.5 Whenever any amount is due, owing or payable to a Seller under or in connection with this Agreement, payment of such sum in cleared funds into the relevant Seller Account, or as otherwise directed in writing by the Relevant Seller at least two Business Days before any such payment is due to be made, shall constitute a complete discharge of the Master Purchaser’s obligation to pay such amounts. For the purposes of this Clause 9.5, where an amount is payable in EUR, the reference to the Seller Account shall be construed as a reference to the relevant Seller EUR Account. Where an amount is payable in US$, the reference to the Seller Account shall be construed as a reference to the relevant Seller US$ Account and where an amount is payable in GBP, the reference to the Seller Account shall be construed as a reference to the relevant Seller GBP Account.

Appropriation of Payments

9.6 If a person owing a payment obligation in respect of a Purchased Receivable makes a general payment to the Relevant Seller on account both of a Purchased Receivable which the Master Purchaser has purchased or agreed to purchase and of any other moneys due for any reason whatsoever to the Relevant Seller and makes no apportionment between them then such payment shall be treated as though the person had appropriated it first to the Purchased Receivable which the Master Purchaser has purchased or agreed to purchase and the proceeds of or comprised in such payment up to the full amount due or to become due in respect of the Purchased Receivable shall accordingly be the property of the Master Purchaser and the Relevant Seller shall immediately and without deduction transfer that amount in accordance with Clause 4 (Collection of Receivables) of the Servicing Agreement and shall in the meantime hold such moneys as fiduciary agent for the Master Purchaser.

10. SECURITY TRUSTEE

The Security Trustee (for itself and in its capacity as trustee under the Master Purchaser Deed of Charge) has agreed to become a party to this Agreement in order to receive the benefit of the warranties, covenants, undertakings and indemnities expressed in its favour, for agreeing amendments to this Agreement and for the better preservation and enforcement of the Security Trustee’s rights under the Master Purchaser Deed of Charge. However, the Security Trustee shall not assume or incur any obligation or liability whatsoever to the other parties hereto by virtue of the provisions contained in this Agreement.

11. COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

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12. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in relation to this Agreement are governed by, and shall be construed in accordance with, English law.

13. JURISDICTION

The provisions of Clause 4 of the Framework Deed shall apply to this Agreement on the basis set out therein.

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SCHEDULE 1

Part A

Representations and Warranties relating to the Sellers

(a)	Status: it is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated and validly existing under the laws of the Netherlands and is duly qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified except where failure to so qualify could not reasonably be expected to result in a Material Adverse Effect;

(b)	Place of business:

(i)	it will:

(A)	maintain its registered office in the jurisdiction of its incorporation; and

(B)	maintain its “centre of main interests” (as that expression is used in Council Regulation (EC) No. 1346/2000 of 29 May 2000 on insolvency proceedings (the Insolvency Regulation)) in the Netherlands; and

(ii)	it will not maintain an “establishment” (as that expression is used in the Insolvency Regulation) in any jurisdiction other than the Netherlands, Russia, Poland, Hungary, Czech Republic, Romania, Kazakhstan and Slovakia; and

(c)	Capacity and authorisation: the execution, delivery and performance by it of this Agreement or of any other Transaction Document to which it is a party and any other documents to be delivered by it hereunder:

(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate action;

(iii)	do not contravene:

(A)	its articles of association;

(B)	any law, rule or regulation applicable to it;

(C)	any contractual restriction binding on or affecting it or its property; or

(D)	any order, writ, judgment, award, injunction or decree binding on or affecting it or its property; and

(iv)	do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by it;

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(d)	Consents: no authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party or any other document to be delivered by it hereunder;

(e)	Legal Validity: this Agreement and any other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally;

(f)	Servicer Reports: each Servicer Report (if prepared by it or one of its affiliates, or to the extent that information contained therein is supplied in writing by it or an affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of it to the Funding Agent or the Master Purchaser, in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Funding Agent or the Master Purchaser, as the case may be, at such time) as of the date so furnished (or, if applicable, as of a date certain specified in such report), and no such document contains or will contain any untrue statements of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

(g)	No Default: no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any such law, statute, decree, rule, regulation, order, judgment, injunction, decree, resolution, determination or award or any agreement, document or instrument by which it or any of its assets is bound or affected, being a contravention or default which could reasonably be expected materially and adversely to affect its ability to observe or perform its obligations under the Transaction Documents to which it is a party;

(h)	No contravention; conflict: the execution, delivery and performance by each of the Parent, BSM and LCN (the LB Party) of each Transaction Document to which it is a party and the consummation of the transactions under such Transaction Documents does not in any material way conflict with or result in any breach or contravention of or the creation of any security interest, or require any payment to be made under:

(i)	any Contractual Obligation to which such LB Party is a party or affecting it or the properties of such LB Party or any of its subsidiaries; or

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(ii)	any order in any material way, injunction, writ or decree of any governmental authority or any arbitral award to which such LB Party its property is subject in any material way; or

(iii)	violate any material law in any material way;

except with respect to any conflict, breach or contravention or payment (but not the creation of any security interest), to the extent that such conflict, breach, contravention, violation or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)	Tax Liabilities: all material and necessary returns have been delivered by it or on its behalf to the relevant taxation authorities and it is not in material default in the payment of any Taxes, and, to its knowledge, no material claim is being asserted with respect to Taxes which is not disclosed in its most recent financial statements;

(j)	Accounts: the most recently delivered audited consolidated financial statements (including the income statement and balance sheet) of the LyondellBasell Group have been prepared on a basis consistently applied in accordance with the relevant accounting standards and present fairly its results for the relevant period and the state of its affairs at that date;

(k)	No Material Adverse Change: since Closing Date there has been no change in its business or operations so as to have a material adverse effect on its ability to perform its obligations under this Agreement or any of the other Transaction Documents;

(l)	Solvency: it is not unable to pay its debts or otherwise insolvent and, to the best of its knowledge and belief, there are no circumstances existing that will bring it in a situation of cessation of payments (ophouden te betalen) within the meaning of the Dutch Bankruptcy Code or otherwise make it insolvent and it will not become unable to pay its debts or otherwise become insolvent in consequence of any sale of Receivables or any obligation or transaction contemplated in the Transaction Documents to which it is a party;

(m)	No Termination Event: no Termination Event or Potential Termination Event has occurred;

(n)	Suspect period:

(i)	it is entering into the transactions as described in the Transaction Documents (including all obligations to be assumed by it in connection therewith) in good faith and for the purpose of carrying on its business and such transactions are in the best interest of it and within the scope of its objects; and

(ii)	it believes that the entering into of the transactions and the execution, delivery and performance of the Transaction Documents do not and will not prejudice (A) its ability to pay its debts when they fall due and (B) the rights of its existing and future creditors;

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(o)	Information: none of the written information and reports furnished by it in connection with the negotiation and entry into of the transactions envisaged by the Transaction Documents is inaccurate in any material respect, or contains any material misstatement of fact or, to its knowledge, omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading and it is not aware of any fact, information or circumstance the omission of which from such information or reports would reasonably affect an assessment of the rights being acquired in relation to any Receivables, the enforceability or collectability of the Receivables or the transactions and arrangements contemplated by the Transaction Documents;

(p)	No Litigation: there is no pending or threatened action, investigation or proceeding affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator which could reasonably be expected to result in a Material Adverse Effect;

(q)	Licences: it has all necessary licences for carrying on the enforcement and collection of the Receivables and the performance of its obligations under the Transaction Documents;

(r)	Goods: at the time of the delivery, following the Sale of Products to which the Purchased Receivables relate to the relevant Obligors, it was the absolute owner of the relevant products which were not subject to any Encumbrances or claims of any kind (including without limitation any retention of title or unpaid vendor’s lien) by the vendor thereof and such products were acquired by it from such vendor on bona fide arm’s length terms pursuant to a contract of true sale;

(s)	Cash Pooling Companies: the Cash Pooling Companies are each of the members of the LyondellBasell Group that provide centralised cash pooling and other treasury services to the members of the LyondellBasell Group; and

(t)	Ordinary course of business: each remittance in respect of the Purchased Receivables by a Seller to the Master Purchaser under this Agreement will have been (i) in payment of a debt incurred by such Seller in the ordinary course of business or financial affairs of that Seller and the Master Purchaser and (ii) made in the ordinary course of business or financial affairs of that Seller and the Master Purchaser.

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Part B

Representations and Warranties relating to the Purchased Receivables

(a)	Ownership of Purchased Receivables: it is, immediately prior to the Purchase Date, the sole and absolute owner of the Purchased Receivable and the Related Contract Rights with respect to such Receivable and is entitled to sell and assign and is selling and assigning it to the Master Purchaser free from any Encumbrance or adverse claim;

(b)	Transfer and Good Title: (i) in relation to the Purchased Receivables, the information and statements of any kind supplied or to be supplied by it to the Master Purchaser as evidence of or relating to a Purchased Receivable are true, accurate, correct, complete and not misleading; (ii) on completion of the sale of the Purchased Receivable in accordance with the Master Receivables Purchase Agreement, the Master Purchaser will obtain title thereto and will have title in and to such Purchased Receivables; and (iii) there are no legal, regulatory or contractual restrictions or binding personal obligations which prevent the sale and transfer of title to the Purchased Receivables to the Master Purchaser;

(c)	Terms and Conditions: all Receivables have been originated under and are governed exclusively by the terms of the relevant General Terms and Conditions or a Model Sales Agreement or on terms which are not prejudicial to the transferability or collectability of such Receivables;

(d)	Status of Contracts: all services or products to be supplied under the Contract under which the Purchased Receivable arises on or prior to the Purchase Date will be delivered in accordance with the terms of the Contract to the relevant Obligor and all the requirements of the Contract have been complied with in full and all other terms and conditions upon which the payment of the Purchased Receivable may be dependent have been fulfilled. There is no fact, circumstance, act, omission or state of affairs which could constitute a breach of any warranty, term or condition of the Contract or which would permit the Obligor or any other person to reject the services or products delivered under the Contract or which would provide any Obligor with any reason, justification, excuse or defence of any kind for not making timely payment in full of the whole amount due in respect of the Purchased Receivable;

(e)

Valid and Binding: the Contract under which the Purchased Receivable arises and the Purchased Receivable (including all associated rights) (i) are duly authorised by it and, to its best knowledge, each other party thereto; (ii) are legally valid and binding obligations of each Obligor and, to the best knowledge of it each other relevant party thereto which are and will be enforceable against such parties in accordance with their terms (subject to all relevant insolvency laws or other laws of mandatory application which would not prejudice the recoverability of the Purchased Receivables) and, such Contract complies with all statutory and other requirements for their validity (subject to all laws of mandatory application, which do not prejudice the

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recoverability of the Purchased Receivables). It is not aware of any fact, circumstance, act, omission or state of affairs which could constitute a breach of any warranty, term or condition of the Contract or which would permit the Obligor or any other person to reject the services or products delivered (or to be delivered) under the Contract or which would provide any Obligor (or any other person who is liable to make a payment in respect of the Purchased Receivable) with any reason, justification, excuse or defence of any kind for not making timely payment in full of the whole amount due in respect of the Purchased Receivable;

(f)	No Variation or Amendment: there has been no variation, amendment, modification, waiver or extension of time of any kind in respect of the original terms of the Contract under which the Purchased Receivable arises which in any material way adversely affects the terms of the Purchased Receivable, or its enforceability or collectability;

(g)	No Violation: neither the Purchased Receivable nor the Contract under which it arises contravenes in any material respect any relevant applicable laws, rules or regulations and it has not and, so far as it is aware no other party to the Contract has contravened any such law, rule, regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon any of them, in each case which in any way adversely affects the enforceability or collectability of the Purchased Receivable;

(h)	Seller Credit and Collection Procedures: (i) it has complied with the relevant Seller Credit and Collection Procedures in entering into the Contract under which the Purchased Receivable arises and in relation to the administration of each such Purchased Receivable to the date on which it is purchased hereunder (which criteria have been consistently applied in the management of the business of the Seller); and (ii) it has taken steps to require that each relevant Obligor makes payment of each Purchased Receivable to one of the Master Purchaser Accounts;

(i)	Information: all information, written and (to the extent it has been provided by a Designated Person) oral, including any periodic reports (such as the Servicer’s Determination Report) supplied before or after the Funding Date by it or the Parent (and in particular as for the latter, its financial statements) is, when taken together, accurate in all material respects;

(j)	Data Protection: the disclosure of information relating to the Obligor of each Purchased Receivable as contemplated by, and for the purposes envisaged by, this Agreement and the Servicing Agreement after the Funding Date is not contrary to data protection laws in the Netherlands or any other Eligible Country;

(k)	No Termination or Defence: the Contract under which the Purchased Receivable arises has not been terminated or frustrated and no event has occurred which would make the Contract subject to force majeure or any right of rescission; and there is no right or entitlement of any kind for the non-payment of the amounts under each Purchased Receivable when due;

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(l)	Set-off: there is not and it is not aware of any circumstances which would give rise to:

(i)	any right of set-off (other than with respect to a Volume Rebate Credit) netting, counterclaim, defence, or deduction by the Obligor in respect of the Purchased Receivable;

(ii)	any credit note, discount, allowance or reverse invoice which has been made or granted to any Obligor in relation to the same or any other transaction which remains outstanding, unless such credit note, discount, allowance or reverse invoice is reflected in the Purchased Receivable when sold and in its Purchase Price;

(m)	Fraud or Dispute: the Contract under which the Purchased Receivable arises has not (i) been entered into fraudulently by the Obligor in respect thereof or (ii) been passed to the claims or legal department or referred to external lawyers other than in respect of the issue by it of letters demanding payment which are issued in the ordinary course of business;

(n)	Misrepresentation, Duress: the Contract under which the Purchased Receivable arises was not entered into as a consequence of any conduct constituting fraud, misrepresentation, duress or undue influence by it, its directors, officers, employees or agents or by any other person acting on behalf of it;

(o)	Segregation: with effect from the time when the Purchased Receivable is purchased by the Master Purchaser, it maintains records clearly identifying the relevant Purchased Receivable in accordance with Clause 5.4(i) (Marking of Records) of this Agreement;

(p)	The Seller’s Records: it has or has caused to be maintained records relating to each relevant Purchased Receivable which are accurate and complete in all material respects and which are adequate so as to enable such Purchased Receivable to be enforced against the relevant Obligor and such records are held by it or to its order;

(q)	Eligible Receivables: all Receivables are properly characterised as Eligible Receivables or Receivables which are not Eligible Receivables and in the case of any Eligible Receivables, are properly included in Net Receivables Pool Balance in the written information provided to the Funding Agent;

(r)	Percentage Factor: on the date of any purchase or reinvestment, the Percentage Factor does not exceed the Maximum Percentage Factor; and

(s)	No Taxes:

(i)	the Purchased Receivables are not subject to any withholding taxes and are assignable free and clear of any VAT, sales taxes, withholding taxes, export/import taxes, acquisition taxes, transfer taxes or any other Taxes, charges, levies, duties or imposts; and

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(ii)	the Master Purchaser can in no other way be liable for any Tax in the Netherlands by virtue of the transactions envisaged by the Transaction Documents provided that the Master Purchaser has not performed and will not perform any activities in the Netherlands other than those contemplated by the Transaction Documents.

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SCHEDULE 2

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, being a duly appointed authorised signatory of [Basell Sales & Marketing B.V.] [Lyondell Chemie Nederland B.V.] (the Seller), hereby certify that:

(a)	the Seller is not unable to pay its debts and will not become unable to do so as a consequence of the entry into or the performance of its obligations under any of the Transaction Documents to which it is a party;

(b)	the Seller is not, and to the best of our knowledge and belief, there are no circumstances existing that will bring the Seller in a situation of cessation of payments (ophouden te betalen) within the meaning of the Dutch Bankruptcy Code;

(c)	no order has been made, petition presented, proceeding or corporate action commenced or any other step taken with respect to a statutory merger (juridische fusie) or de-merger (splitsing), liquidation (vereffening) or a voluntary liquidation (ontbinding) of the Seller or appointment of a liquidator, receiver, administrator, trustee, curator (bewindvoerder) or similar officer in any jurisdiction in respect of the Seller or of any or all of the assets or revenues of the Seller, and the Seller has not received a notice concerning its dissolution from (i) the Amsterdam Chamber of Commerce under Article 2:19a of the Netherlands Civil Code (NCC) or (ii) the relevant district court (rechtbank) under Article 2:21 NCC;

(d)	the Seller has not filed an application for bankruptcy (faillissement), a (provisional) suspension of payments ((voorlopige) surseance van betaling), offered a judicial composition (gerechtelijk akkoord) or any similar proceedings pursuant to the EU Insolvency Regulation;

(e)	the Seller is entering into the transactions as described in the Transaction Documents (including all obligations to be assumed by the Seller in connection therewith) in good faith and for the purpose of carrying on the Seller’s business and such transactions are in the best interest of the Seller and, within the scope of its objects and for the benefit of the Seller; and

(f)	the Seller believes that the entering into of the transactions and the execution, delivery and performance of the Transaction Documents do not and will not prejudice (i) the Seller’s ability to pay its debts when they fall due and (ii) the rights of existing and future creditors of the Seller.

This certificate is given and delivered to you in my capacity as a duly appointed authorised signatory of the Seller on behalf of the Seller without personal liability.

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Authorised Signatory

Name:

Signature:

Date:

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SCHEDULE 3

FORM OF COMPLIANCE CERTIFICATE

To:	[The Master Purchaser]

Copy to:	Citibank, N.A., London Branch (the Funding Agent)
Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB

This certificate is delivered to you in accordance with Clause 5.4(b) of the Master Receivables Purchase Agreement dated 4 May 2010 (as amended from time to time) (the Agreement). The definitions contained in the Master Definitions and Framework Deed dated 28 April 2010 as amended and restated from time to time shall apply to this certificate. The date of this certificate is [—].

We certify that:

(a)	as at [—] no Termination Event or Potential Termination Event or Cash Control Event existed and no Termination Event, Potential Termination Event or Cash Control Event existed at any time during the period since [the Closing Date] [the date of the last certificate delivered under Clause 5.4(b) [other than [—]]; and

(b)	during the period since [the Closing Date] [the date of the last certificate delivered under Clause 5.4(b)] the Seller has observed and performed all of its undertakings and satisfied every condition contained in the Agreement to be observed performed or satisfied by it on or prior to the date of this certificate other than [—].

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[BASELL SALES & MARKETING COMPANY B.V.]

[LYONDELL CHEMIE NEDERLAND B.V.]

Director

Director

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SCHEDULE 4

MASTER PURCHASER RECEIVABLES POWERS OF ATTORNEY

Part A

BSM Perfection Power of Attorney

THIS POWER OF ATTORNEY is given on 4 May 2010 by BASELL SALES & MARKETING COMPANY B.V. whose registered office is at Weena 737, 3013 AM Rotterdam, The Netherlands (the Principal) in favour of BASELL POLYOLEFINS COLLECTIONS LIMITED (the Attorney) whose registered office is at 53 Merrion Square, Dublin 2, Ireland.

WHEREAS:

(A) Pursuant to an agreement dated 4 May 2010 (as amended from time to time, including on or about the date hereof) between the Principal (as Seller) and the Attorney (as Purchaser) (the Master Receivables Purchase Agreement), the Principal is to transfer to the Attorney the Receivables in respect of certain Contracts regarding the sale of polyolefin, petrochemical, chemical and fuel products and any Related Security derived from and including the benefit of the Contracts.

(B) The Principal has agreed to appoint the Attorney as its attorney in the manner hereinafter appearing irrevocably for the performance of the Principal’s obligations under and pursuant to the Master Receivables Purchase Agreement.

Terms defined in the Master Receivables Purchase Agreement have the same meaning where used herein.

NOW THIS DEED WITNESSETH THAT the Principal HEREBY APPOINTS the Attorney to be its true and lawful attorney for it and in its name or otherwise to do any of the following acts, deeds and things or any of them as may be within the power of the Principal:

1. to perfect the title of the Attorney in and to any or all of the BSM Purchased Receivables, the Related Security and the related Contracts insofar as they relate to BSM Purchased Receivables;

2. to give notice of the assignment of the right, title, benefit and interest of the Principal in the BSM Purchased Receivables, the Contracts and/or the Related Security to the Attorney to the relevant Obligors or any of them;

3. to deliver invoices in respect of, demand, sue for and receive all moneys due or payable under or in respect of the BSM Purchased Receivables;

4. from time to time to substitute and appoint severally one or more persons as attorney or attorneys (the Substitute Attorneys) for all or any of the purposes aforesaid; and

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5. to do every other act or thing and to execute all such deeds, documents and certificates which the Attorney may deem to be necessary, proper or expedient for all or any of the foregoing purposes.

AND the Principal hereby agrees at all times hereafter to ratify and confirm any act, matter or deed whatsoever the Attorney or any Substitute Attorney shall lawfully do or cause to be done pursuant to these presents to the extent that such act or acts and execution are within the power of the Principal and within the contemplation of this Power of Attorney.

AND the Principal hereby agrees to indemnify the Attorney or any Substitute Attorney against any loss, claim, liability or expense imposed upon the said Attorney or any Substitute Attorney as a result of any action taken by the said Attorney or any Substitute Attorney pursuant to these presents save where the same arises as the result of personal and conscious bad faith, negligence or fraud of the Attorney or any Substitute Attorney.

AND the Principal hereby declares that, these presents having been given for security purposes and to secure continuing obligations of the Principal, the powers hereby created shall be irrevocable and shall not be affected by the liquidation, receivership, the making of an administration order or appointment of an administrative receiver or any other equivalent event of or affecting the Principal.

AND the laws of England shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney and/or Substitute Attorney carried out or purported to be carried out under or pursuant hereto.

IN WITNESS whereof the Principal has caused this Power of Attorney to be executed and delivered as its deed this day and year first before written.

EXECUTED as a DEED	)
by BASELL SALES &	)
MARKETING COMPANY B.V. a	)
company incorporated in the Netherlands,	)
acting by being a person who, in accordance	)
with the laws of that territory, is acting	)
under the authority of the company	)

Witness:

Name:

Address:

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Part B

LCN Perfection Power of Attorney

THIS POWER OF ATTORNEY is given on 4 May 2010 by LYONDELL CHEMIE NEDERLAND B.V. whose registered office is at Weena 737, 3013 AM Rotterdam, the Netherlands (the Principal) in favour of BASELL POLYOLEFINS COLLECTIONS LIMITED (the Attorney) whose registered office is at 53 Merrion Square, Dublin 2, Ireland.

WHEREAS:

(A) Pursuant to an agreement entered into on 4 May 2010 (as amended from time to time, including on or about the date hereof) between, amongst others, the Principal (as Seller) and the Attorney (as Purchaser) (the Master Receivables Purchaser Agreement), the Principal is to transfer to the Attorney the Receivables in respect of certain Contracts regarding the sale of polyolefin, petrochemical, chemical and fuel products and any Related Security derived from and including the benefit of the Contracts.

(B) The Principal has agreed to appoint the Attorney as its attorney in the manner hereinafter appearing irrevocably for the performance of the Principal’s obligations under and pursuant to the Master Receivables Purchase Agreement.

Terms defined in the Master Receivables Purchase Agreement have the same meaning where used herein.

NOW THIS DEED WITNESSETH THAT the Principal HEREBY APPOINTS the Attorney to be its true and lawful attorney for it and in its name or otherwise to do any of the following acts, deeds and things or any of them as may be within the power of the Principal:

1. to perfect the title of the Attorney in and to any or all of the LCN Purchased Receivables, the Related Security and the related Contracts insofar as they relate to LCN Purchased Receivables;

2. to give notice of the assignment of the right, title, benefit and interest of the Principal in the LCN Purchased Receivables, the Contracts and/or the Related Security to the Attorney to the relevant Obligors or any of them;

3. to deliver invoices in respect of, demand, sue for and receive all moneys due or payable under or in respect of the LCN Purchased Receivables;

4. from time to time to substitute and appoint severally one or more persons as attorney or attorneys (the Substitute Attorneys) for all or any of the purposes aforesaid; and

5. to do every other act or thing and to execute all such deeds, documents and certificates which the Attorney may deem to be necessary, proper or expedient for all or any of the foregoing purposes.

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AND the Principal hereby agrees at all times hereafter to ratify and confirm any act, matter or deed whatsoever the Attorney or any Substitute Attorney shall lawfully do or cause to be done pursuant to these presents to the extent that such act or acts and execution are within the power of the Principal and within the contemplation of this Power of Attorney.

AND the Principal hereby agrees to indemnify the Attorney or any Substitute Attorney against any loss, claim, liability or expense imposed upon the said Attorney or any Substitute Attorney as a result of any action taken by the said Attorney or any Substitute Attorney pursuant to these presents save where the same arises as the result of personal and conscious bad faith, negligence or fraud of the Attorney or any Substitute Attorney.

AND the Principal hereby declares that, these presents having been given for security purposes and to secure continuing obligations of the Principal, the powers hereby created shall be irrevocable and shall not be affected by the liquidation, receivership, the making of an administration order or appointment of an administrative receiver or any other equivalent event of or affecting the Principal.

AND the laws of England shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney and/or Substitute Attorney carried out or purported to be carried out under or pursuant hereto and to any non-contractual obligations arising out of or in relation hereto.

IN WITNESS whereof the Principal has caused this Power of Attorney to be executed and delivered as its deed this day and year first before written.

EXECUTED as a DEED	)
LYONDELL CHEMIE	)
NEDERLAND B.V. a	)
company incorporated in the Netherlands,	)
acting by being a person who, in accordance	)
with the laws of that territory, is acting	)
under the authority of the company	)

Witness:

Name:

Address:

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SCHEDULE 5

ADDRESSES OF THE SELLERS

SELLER	ADDRESS OF PRINCIPAL PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE

BSM	Weena 737, 3013 AM Rotterdam, The Netherlands

LCN	Weena 737, 3013 AM Rotterdam, The Netherlands

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IN WITNESS OF WHICH this Agreement has been signed by the duly authorised representatives of the parties to it on the date appearing on Page 1:

SIGNED by	)
)
for and on behalf of	)
BASELL SALES & MARKETING	)
COMPANY B.V.	)

SIGNED by	)
)
for and on behalf of	)
LYONDELL CHEMIE	)
NEDERLAND B.V.	)

SIGNED by	)
)
for and on behalf of	)
BASELL POLYOLEFINS	)
COLLECTIONS LIMITED	)

SIGNED by	)
)
for and on behalf of	)
CITICORP TRUSTEE	)
COMPANY LIMITED	)

SIGNED by	)
)
for and on behalf of	)
CITIBANK, N.A., LONDON BRANCH	)

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4 MAY 2010

BASELL SALES & MARKETING COMPANY B.V.

(as Seller and Servicer)

LYONDELL CHEMIE NEDERLAND B.V.

(as Seller and Servicer)

BASELL POLYOLEFINS COLLECTIONS LIMITED

(as Master Purchaser)

CITICORP TRUSTEE COMPANY LIMITED

(as Security Trustee)

and

CITIBANK, N.A., LONDON BRANCH

(as Funding Agent)

MASTER RECEIVABLES

PURCHASE AGREEMENT

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

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